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                                                                    EXHIBIT 23.5

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
TechniVision, Inc.:

     We consent to the use of our report included herein and to the references to our firm under the headings "Experts" and "TSC Selected Historical Financial Information" in the prospectus.

                                            KPMG Peat Marwick LLP

Dallas, Texas

January 15, 1996